                                                                    EXHIBIT 10.3


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.







March 17, 2001

Michael Gallatin
Vice President and Scientific Director
ICOS Corporation
22021 20th Avenue S.E.
Bothell, WA 98021

Dear Mike:

         This Letter Agreement ("Letter Agreement") is intended to supplement and be read together with the Drug Discovery Collaboration Agreement between Array BioPharma, Inc. ("Array") and ICOS Corporation ("ICOS") dated July 31, 2000 (the "Collaboration Agreement") and is effective as of the date signed by both parties. The parties understand that Section 7.1(a) of the Collaboration Agreement contemplates that ICOS shall make payments to Array for direct research support for Array's Project Team (as defined in the Collaboration Agreement), which Team initially consists of [ * ] full time employees (FTEs) of Array. Pursuant to Section 7.1(b) of the Collaboration Agreement, ICOS has requested that Array expand its Project Team by adding [ * ] FTEs to the original [ * ] FTEs on the Project Team. To accommodate this request, Array and ICOS agree as follows:

1. Array shall add [ * ] to its Project Team under the Collaboration Agreement. These additional FTEs shall include synthetic and analytical chemists and either a structural biologist or a computational chemist to be agreed between the parties.

2. ICOS shall continue to support [ * ] FTEs in accordance with and at the FTE Rate specified in Section 7.1(a) of the Collaboration Agreement.

3. For the period commencing on the effective date of this Letter Agreement and ending on July 31, 2002 , ICOS shall make payments to Array for direct research support of the additional [ * ] FTEs at a rate of [ * ] per FTE per annum. Such additional payments shall be made in accordance with Section 7.1(a) of the Collaboration Agreement. In the event that the Collaboration Agreement is extended beyond July 31, 2002, during such extended term, ICOS shall make payments to Array for such [ * ] additional FTEs, in Paragraph 1 above, at the rate specified in Section 7.1(a) for the initial [ * ] FTEs on the Project Team.


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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



         If ICOS agrees with these terms and conditions, please execute in the spaces provided below.

Best regards,


/s/ David Snitman


David Snitman
Vice President, Business Development
and Chief Operating Officer


AGREED AND ACCEPTED:

ICOS CORPORATION



By: /s/ Michael Gallatin
    ---------------------------------------

Title: Vice President & Scientific Director
       ------------------------------------

Date: 3/22/01
      -------------------------------------








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